EXHIBIT 99.1

RLH Corporation Hosts Investor Day

Presentations from President & CEO and executive and senior leadership team

DENVER, Nov. 30, 2017 (GLOBE NEWSWIRE) -- RLH Corporation (NYSE:RLH) hosted an Investor Day in Denver with presentations given by Greg Mount, President & CEO, and members of the executive and senior leadership teams on Wednesday, November 29, 2017. The agenda included presentations on:

  RLH Corporation Technology & RevPak
  RLH Corporation Planning
  Office & Model Room Tour
  RLH Corporation Strategy
  Hotel RL Brand
  Signature Inn Brand
  Upscale Development Outlook

“As RLH Corporation continues to focus on the company’s long-term approach to achieve most of its EBITDA from its franchise business, we found it instrumental to host an Investor Day,” said Mount. “The day was extremely engaging and we received invaluable input from key industry analysts and investors.”

All presentations from the Investor Day are available on the RLH Corporation investor relations website. To learn more about RLH Corporation or to view the presentations from Investor Day, visit rlhco.com.

About RLH Corporation
Red Lion Hotels Corporation is an innovative hotel company doing business as RLH Corporation and focused on the franchising, management and ownership of upscale, midscale and economy hotels. We focus on maximizing return on invested capital for hotel owners across North America through relevant brands, industry-leading technology and forward-thinking services. For more information, please visit the company's website at www.rlhco.com.

Social Media:
www.Facebook.com/rlhcorp
www.Twitter.com/rlhco
www.Instagram.com/rlhco
www.Linkedin.com/company/rlhco

Investor Relations Contact:
Amy Koch
O: 509-777-6417
C: 917-579-5012
Investor.Relations@rlhco.com

Media Contact:
Dan Schacter
Director, Social Engagement and Public Relations
847-877-9420
dan.schacter@rlhco.com